Exhibit 24
POWER OF ATTORNEY

Kathryn S. Lever, whose signature appears below, hereby constitutes and appoints Dawn R. Hinman, her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for her and in her name, place and stead, in any all capacities, to execute on her behalf any and all documents relating to the rules promulgated by the Securities and Exchange Commission (the
"Commission") pursuant to Sections 13 and 16 of the Securities
Exchange Act of 1934, including but not limited to Forms 3, 4, and 5 and 13D, and to file the same with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her
substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney shall expire, unless earlier revoked by Ms. Lever, concurrent with her termination as an officer of Shuffle Master, Inc.

Date: May 5, 2011
/s/
Kathryn S. Lever